UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2016

ULTRA PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Yukon, Canada (State or other jurisdiction of incorporation)	001-33614 (Commission File Number 001-33614)	N/A (I.R.S. Employer Identification No.)

400 North Sam Houston Parkway East, Suite 1200

Houston, Texas 77060

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (281) 876-0120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7. Regulation FD

Item 7.01. Regulation FD Disclosure.

On April 1, 2016, Ultra Petroleum Corp. (the “Company”) decided to defer making an interest payment of approximately $26.0 million due on April 1, 2016 with respect to the Company’s 6.125% Senior Notes due 2024 (the “2024 Notes”). The indenture governing the 2024 Notes permits the Company a 30-day grace period to make the interest payment. If the Company fails to make the interest payment within the grace period, or is otherwise unable to obtain a waiver or suitable relief from the holders of the 2024 Notes within the grace period, an Event of Default will result, and the trustee or noteholders holding at least 25% in the aggregate outstanding principal amount of 2024 Notes may elect to accelerate the 2024 Notes causing them to be immediately due and payable.

The information included in this Current Report on Form 8-K under Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORP.

April 1, 2016	By:	/s/ Garrett B. Smith
	Name:	Garrett B. Smith
	Title:	Vice President and General Counsel